Exhibit 5.1

650 Town Center Drive, 20th Floor
Costa Mesa, California 92626-1925
Tel: +1.714.540.1235 Fax: +1.714.755.8290
www.lw.com

September 9, 2016 OSI Systems, Inc. 12525 Chadron Avenue Hawthorne, California 90250	FIRM / AFFILIATE OFFICES
	Barcelona	Moscow
	Beijing	Munich
	Boston	New Jersey
	Brussels	New York
	Century City	Orange County
	Chicago	Paris
	Dubai	Riyadh
	Düsseldorf	Rome
	Frankfurt	San Diego
	Hamburg	San Francisco
	Hong Kong	Shanghai
	Houston	Silicon Valley
	London	Singapore
	Los Angeles	Tokyo
	Madrid	Washington, D.C.
Milan

Re:                           Registration Statement on Form S-8;

66,079 shares of Common Stock, par value $0.001 per share

Ladies and Gentlemen:

We have acted as special counsel to OSI Systems, Inc., a Delaware corporation (the “Company”), in connection with the registration by the Company of 66,079 shares of common stock, par value $0.001 per share (the “Shares”), of the Company subject to restricted stock unit awards assumed by the Company pursuant to the terms of that certain Agreement and Plan of Merger dated as of June 20, 2016 by and among the Company, American Science and Engineering, Inc. (“AS&E”) and Apple Merger Sub, Inc. (the “Merger Agreement”).  Pursuant to the Merger Agreement, the Company assumed such outstanding restricted stock unit awards of AS&E under the American Science and Engineering, Inc. 2005 Equity and Incentive Plan and the American Science and Engineering, Inc. 2014 Equity and Incentive Plan (collectively, the “AS&E Plans”).  The Shares are included in a registration statement on Form S-8 under the Securities Act of 1933, as amended (the “Act”), filed with the Securities and Exchange Commission (the “Commission”) on September 9, 2016 (the “Registration Statement”).  This opinion is being furnished in connection with the requirements of Item 601(b)(5) of Regulation S-K under the Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement or related prospectus, other than as expressly stated herein with respect to the issue of the Shares.

As such counsel, we have examined such matters of fact and questions of law as we have considered appropriate for purposes of this letter.  With your consent, we have relied upon certificates and other assurances of officers of the Company and others as to factual matters without having independently verified such factual matters.  We are opining herein as to the General Corporation Law of the State of Delaware (the “DGCL”) and we express no opinion with respect to any other laws.

Subject to the foregoing and the other matters set forth herein, it is our opinion that, as of the date hereof, when the Shares shall have been duly registered on the books of the transfer agent and registrar therefor in the name or on behalf of the holders and have been issued by the Company for legal consideration in excess of par value in the circumstances contemplated by the AS&E Plans, assuming in each case that the individual awards under the AS&E Plans vest in accordance with the requirements of law and the AS&E Plans (and the agreements and awards duly adopted thereunder and in accordance therewith), the issuance and sale of the Shares will have been duly authorized by all necessary corporate

September 9, 2016

action of the Company, and the Shares will be validly issued, fully paid and nonassessable.  In rendering the foregoing opinion, we have assumed that the Company will comply with all applicable notice requirements regarding uncertificated shares provided in the DGCL.

This opinion is for your benefit in connection with the Registration Statement and may be relied upon by you and by persons entitled to rely upon it pursuant to the applicable provisions of the Act.  We consent to your filing this opinion as an exhibit to the Registration Statement.  In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Latham & Watkins LLP